Exhibit 10.1
AMENDMENT
THIS AMENDMENT (“Amendment”) dated the 4th day of December, 2007, amends the Transportation Agreement dated as of July 31, 2006 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).
Preamble
WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);
WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:
1. Commencing on December 3, 2007, and ending on December 31, 2007, USPS desires to utilize FedEx ULD’s for its peak charter operations and FedEx agrees to provide such ULD’s based on the schedule and list of charges outlined in Attachment 1. USPS agrees to pay the ULD charges based on the presumption that one charter will operate for two weeks and the remaining three charters will operate for three weeks. The first day of aircraft operations for each flight will be an outbound departure from Memphis. At the end of charter operations, one ULD set per aircraft will be returned to the MEM Hub or a location within the United States agreed upon by USPS and FedEx.
2. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
3. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.
IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of December 4, 2007.

THE UNITED STATES POSTAL SERVICE
By:	/s/ LESLIE A. GRIFFITH
Title:	Air Transportation CMC,
US Postal Service Supply Management

FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON
Title:	VP, Postal Transportation Management

Attachment 1
Peak Charter Operations
ULD Assignment and Cost
Assumptions:
1. 747 Aircraft are used for the charter operations. Each aircraft carries [ * ] and [ * ]
2. Each flight requires 2 set of ULDs, one set for the ULDs in transit and another set at the origin to build the next movement.
3. Two sets of ULDs per aircraft, [ * ] and [ * ], are the amount of containers charged per day.
4. The weekly charge is based on 6 operations days per week
5. The amount charged per container are AMJ - [ * ] and LD3s - [ * ]
ULDs per Week
[ * ]
Total AMJs for the Period [ * ]
Total LD3s for the Period [ * ]
ULD Charge for Period

ULD Type	AMJ	LD3
Amount of containers	[*]	[*]
Charge per ULD	[*]	[*]
Total Charge per ULD type	[*]	[*]
Total Charge			[*]

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.